Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750

Release:	IMMEDIATE
Contact:	Bruce Byots
Vice President - Corporate and Investor Relations
Phone:	847-735-4612

Contact:	Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com

Brunswick’s Preliminary First Quarter Revenues Reflect 3 Percent Decline
Weather has Negative Effect on Marine and Bowling Segments;
Maintains Previously Stated 2014 EPS Guidance

LAKE FOREST, Ill., April 8, 2014 -- Brunswick Corporation (NYSE: BC) today announced that preliminary first quarter 2014 revenues reflect a 3 percent decline, compared to the prior year, primarily due to harsh weather trends that have adversely affected demand in its Marine and Bowling & Billiards segments. The Company anticipates its first quarter diluted earnings per common share will be in the range of $0.59 to $0.60.

“Weather conditions in important marine markets had a negative impact on first quarter U.S. retail and wholesale demand,” said Brunswick Chairman and Chief Executive Officer Dustan E. McCoy. “The severity of the weather patterns has not only reduced sales, but it has also masked the underlying demand for our boat and engine products. However, at this very early point in the marine season, we are reaffirming our previously stated full-year diluted earnings per common share, as adjusted, estimated range of $2.40 to $2.55.”

First Quarter Earnings and Conference Call
Brunswick will release its first quarter 2014 financial results before the market opens on Thursday, April 24, 2014, by way of an advisory release, notifying the public that the complete and full-text results will be available on the Company’s website at http://www.brunswick.com/investors/. The results also will be available on the SEC’s website with the Form 8-K filing of the release at http://goo.gl/wJQN1.

The Company will hold a conference call at 10 a.m. CDT April 24, 2014, hosted by Dustan E. McCoy, chairman and chief executive officer, William L. Metzger, senior vice president and chief financial officer, and Bruce J. Byots, vice president - corporate and investor relations.

Security analysts and investors wishing to participate via telephone should call
866-318-8617 (passcode: Brunswick Q1). Callers outside of North America should call 617-399-5136 (passcode: Brunswick Q1) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call.

To listen via Internet go to http://www.brunswick.com/investors/. Please go to the website at least 15 minutes before the call to register, download and install any needed audio software. Dial-in numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through midnight CDT Thursday, May 10, 2014, by calling 888-286-8010 or international dial 617- 801-6888 (passcode: 14661710). The replay also will be available at www.brunswick.com.

Forward-Looking Statements
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about Brunswick’s business. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and often contain words such as “may”, “could”, “expect”, “intend”, “plan”, “seek”, “estimate”, “believe”, “predict”, “potential” or “continue”. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income available to consumers for discretionary purchases, tight consumer credit markets, and the level of consumer confidence on the demand for marine, fitness, billiards and bowling equipment, products and services; the ability of dealers and customers to secure adequate access to financing and the Company’s ability to access capital and credit markets; the ability to maintain strong relationships with dealers, distributors and independent boat builders; the ability to maintain effective distribution and develop alternative distribution channels without disrupting incumbent distribution partners; the ability to successfully manage pipeline inventories and respond to any excess supply of repossessed and aged boats in the market; credit and collections risks, including the potential obligation to repurchase dealer inventory; the risk of losing a key account or a critical supplier; the strength and protection of the Company’s brands and other intellectual property; the ability to spread fixed costs while establishing a smaller manufacturing footprint; the ability to successfully complete restructuring efforts in accordance with projected timeframes and costs; the ability to obtain components, parts and raw materials from suppliers in a timely manner and for a reasonable price; the need to meet pension funding obligations; the effect of higher energy and logistics costs, interest rates and fuel prices on the Company’s results; competitive pricing pressures, including the impact of inflation and increased competition from Asian competitors; the ability to develop new and innovative products in response to changing retail demands and expectations that are differentiated for the global marketplace at a competitive price and in compliance with applicable laws; the effect of competition from other leisure pursuits on the level of participation in boating, fitness, bowling and billiards activities; the risk of product liability, warranty and other claims in connection with the manufacture and sale of products; the ability to respond to and minimize the negative financial impact of legislative and regulatory developments, including those related to environmental restrictions, climate change, healthcare costs, taxes and employee benefits; the ability to maintain market share, particularly in high-margin products; fluctuations in the Company’s stock price due to external factors; the ability to maintain product quality and service standards expected by customers; the ability to increase manufacturing operations and meet production targets within time and budgets allowed; negative currency trends, including shifts in exchange rates; competition from new technologies; the ability to complete environmental remediation efforts and resolve claims and litigation at the cost estimated; the uncertainty and risks of doing business in international locations, including international political instability, civil unrest and other risks associated with operations in emerging markets; the risk of having to record an impairment to the value of goodwill and other assets; the effect that catastrophic events may have on consumer demand and the ability to manufacture products, including hurricanes, floods, earthquakes, and environmental spills; the effect of weather conditions on demand for marine products and retail bowling center revenues; the risk of losing individuals who are key contributors to the organization; and risks associated with the Company’s information technology systems, including the continued use of legacy systems and the risk of a failure of or attacks on the Company’s information systems, which could result in data security breaches, lost or stolen assets or information, and associated remediation costs.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2013. Such forward-looking statements speak only as of the date on which they are made and Brunswick does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this news release, or for changes made to this document by wire services or Internet service providers.

About Brunswick
Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill "Genuine Ingenuity"(TM) in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood marine parts and accessories; Land 'N' Sea, Kellogg Marine, and Diversified Marine parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris FloteBote, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray and Uttern boats; Life Fitness and Hammer Strength fitness equipment; Brunswick bowling centers, equipment and consumer products; Brunswick billiards tables and table tennis. For more information, visit http://www.brunswick.com.